EXHIBIT 10.32

EXECUTION VERSION

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of September 7, 2011 (this “Amendment No. 2”), by and among VALEANT PHARMACEUTICALS INTERNATIONAL, a Delaware corporation (“Borrower”), Goldman Sachs Lending Partners LLC, as Administrative Agent (“Administrative Agent”), Swing Line Lender and Collateral Agent under the Credit Agreement (as defined below), and the Requisite Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower, Valeant Pharmaceuticals International, Inc., the Administrative Agent, the Guarantors party thereto from time to time and each lender from time to time party thereto (the “Lenders”) have entered into an Amended and Restated Credit and Guaranty Agreement, dated as of August 10, 2011 (as amended by Amendment No. 1 dated as of August 12, 2011, the “Credit Agreement”) (capitalized terms not otherwise defined in this Amendment No. 2 have the same meanings as specified in the Credit Agreement);

WHEREAS, on the date hereof, the Borrower, the Administrative Agent and the Requisite Lenders (as defined in the Credit Agreement) desire to amend the Credit Agreement as described in this Amendment No. 2;

WHEREAS, pursuant to Section 10.5 of the Credit Agreement, the consent of the Requisite Lenders (as defined in the Credit Agreement) is required for the effectiveness of this Amendment No. 2; and

WHEREAS, the Administrative Agent, the Collateral Agent, the Borrower and the other Lenders signatory hereto are willing to so agree, subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                                Amendment.

The Credit Agreement is hereby amended as follows:

A.            Definitions:  Section 1.1 of the Credit Agreement is hereby amended as follows:

(i)            The following definition is added in alphabetical order:

““Exempt Acquisition” shall mean any acquisition that may be designated as such from time to time by the Borrower in writing to the Administrative Agent with the consent of the Requisite Lenders.”

(ii)           The definition of “Excluded Subsidiary” is hereby deleted and replaced in its entirety with the following:

““Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Subsidiary, to the extent such Subsidiary is prohibited by contractual requirements, including the Organizational Documents of such Subsidiary (other than contractual requirements entered into by such Subsidiary to avoid guaranteeing the Obligations) from guaranteeing the Obligations, (b) any Immaterial Subsidiary and (c) other than for purposes of Section 6.19(b) of the Credit Agreement, any Subsidiary that becomes a Subsidiary of Parent pursuant to an Exempt Acquisition.”

B.            Other Amendments:  (i)       Section 6.8 is hereby amended by deleting clause (h) thereof and replacing it in the entirety with the following:

“(h)         Permitted Acquisitions (which acquisition may take the form of a merger, amalgamation or similar transaction so long as such merger, amalgamation or similar transaction would be permitted by clause (a) of this Section 6.8 if the acquired Person was, initially, a Subsidiary of Parent); provided (x) in respect of acquisitions of Equity Interests of acquisition targets or assets (other than pursuant to Exempt Acquisitions) that are not subject to the Collateral Documents, the consideration (other than Equity Interests of Parent issued in payment of a portion of such consideration and the net proceeds of the issuance of Equity Interests of Parent to the extent used to pay any portion of such consideration) shall not exceed, collectively with any Investment permitted under Section 6.6(d) in Subsidiaries other than Credit Parties, $100,000,000 per Fiscal Year and (y) immediately prior to such Permitted Acquisition and on a Pro Forma Basis after giving effect thereto, the Leverage Ratio of Parent shall be less than or equal to 4.50 to 1.00, as of the last day of the most recently ended Fiscal Quarter for which financial statements were required to have been delivered pursuant to Section 5.1(a) or (b); provided, further, that, at any time Term Loan Commitments or Term Loans are outstanding under this Agreement, Permitted Acquisitions (other than the Acquisitions) shall not be permitted under this clause (h) except for (i) Permitted Acquisitions described on Schedule 6.8, (ii) Exempt Acquisitions and (iii) Permitted Acquisitions the individual consideration for which does not exceed $50,000,000 and the aggregate consideration for which, taken together with Investments under Section 6.6(i), does not exceed $100,000,000;”.

(ii)           The text set forth on Schedule 6.8 to the Credit Agreement is hereby deleted and replaced in the entirety with the following:

“Those Permitted Acquisitions and Asset Sales set forth in the letter dated September 6, 2011 from Valeant Pharmaceuticals International to Goldman Sachs Lending Partners LLC, as may be amended from time to time with the consent of the Requisite Lenders.”

SECTION 2.           Effectiveness.  This Amendment No. 2 shall become effective on and as of the date (such date the “Amendment No. 2 Effective Date”) on which this Amendment No. 2 shall have been executed and delivered by (A) the Borrower, (B) Lenders constituting the Requisite Lenders under Section 10.5 of the Credit Agreement, and (C) the Administrative Agent.

SECTION 3.                                Amendment, Modification and Waiver.

This Amendment No. 2 may not be amended, modified or waived except in accordance with Section 10.5 of the Credit Agreement.

SECTION 4.                                Reference to and Effect on the Credit Agreement and the Credit Documents.

On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement or any other Credit Document to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 2.

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SECTION 5.                                Entire Agreement.

This Amendment No. 2, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof.  Except as expressly set forth herein, this Amendment No. 2 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  It is understood and agreed that each reference in each Credit Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby and that this Amendment No. 2 is a Credit Document.

SECTION 6.                                Governing Law.

THIS AMENDMENT NO. 2 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  SECTION 10.15 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT NO. 2 AND SHALL APPLY HERETO.

SECTION 7.                                Severability.

In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 8.                                Counterparts.

This Amendment No. 2 may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of an executed counterpart to this Amendment No. 2 by facsimile transmission or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment No. 2.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment No. 2 as of the date first written above.

VALEANT PHARMACEUTICALS
INTERNATIONAL

By:		/s/ Rajiv De Silva
	Name:	Rajiv De Silva
	Title:	President and Chief Operating Officer

GOLDMAN SACHS LENDING PARTNERS LLC,
individually as Administrative Agent, Collateral Agent and Swing Line Lender

By:	/s/ Elizabeth Fischer
Name: Elizabeth Fischer
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as a Lender.

By:	/s/ Rebecca Kratz
Authorized Signatory